As filed with the Securities and Exchange Commission on May 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3342816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6901 A Riverport Drive Louisville, Kentucky 40258	40258
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2012 Stock Incentive Plan

(Full title of the plan)

Fred E. Durham III

Chief Executive Officer

6901 A Riverport Drive

Louisville, Kentucky 40258

(Name and address of agent for service)

(502) 995-2258

(Telephone number, including area code, of agent for service)

Copies to:

Rusty Hensley, Esq. Senior Corporate Counsel & Secretary CafePress Inc. 6901 A Riverport Drive Louisville, Kentucky 40258 (650) 655-3000	Jorge del Calvo, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500 (650) 233-4545 facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share: To be issued under the CafePress Inc Amended and Restated 2012 Stock Incentive Plan (the “Plan”)	696,063(2)	$4.74(3)	$3,299,339	$383.38

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares of common stock reserved for issuance under the Plan.
(3)	Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low selling prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 12, 2015.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by CafePress Inc. (the “Registrant”) relating to 696,063 shares of its common stock, $0.0001 par value per share (the “Common Stock”) issuable to eligible individuals under the Registrant’s Amended and Restated 2012 Stock Incentive Plan (the “Plan”), such shares which are in addition to the (a) 3,862,146 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 3, 2012 (File No. 333-180531), (b) 684,573 shares of Common Stock registered on the Registrant’s Form S-8 filed on March 19, 2013 (File No. 333-187368) and (c) 686,785 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 15, 2014 (File No. 333-195991) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 31, 2015.

(b)	The description of the Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A/A, filed on March 28, 2012 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Kentucky, on the 14th day of May, 2015.

CAFEPRESS INC.

By	/s/ Garett Jackson
Garett Jackson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred E. Durham III and Garett Jackson, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Fred E. Durham III Fred E. Durham III	Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2015

/s/ Garett Jackson Garett Jackson	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2015

/s/ Brad W. Buss Brad W. Buss	Director	May 14, 2015

/s/ Patrick J. Connolly Patrick J. Connolly	Director	May 14, 2015

/s/ Douglas M. Leone Douglas M. Leone	Director	May 14, 2015

/s/ Michael Dearing Michael Dearing	Director	May 14, 2015

/s/ Diane M. Irvine Diane M. Irvine	Director	May 14, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).